QUINT to Transform Digital Media and Harness the Power of Crowd Sharing

MIAMI, FL – October 24, 2013 – QUINT Media Inc. (“QUINT”) (OTCQB: QUNI) is preparing to launch its socially innovative digital channels as part of a newly emerging global media network. Each channel will focus on a distinct vertical market or subject, such as entertainment or fashion, and run on proprietary QUINT technology that is optimized for mobile devices. QUINT expects these dynamic content communities to transform the way the world discovers, creates, shares and consumes digital media.

“The greatest transformations require a leap of faith and trying something adventurous and new. That’s exactly what QUINT embodies by seeking fresh, innovative ways to capture the world’s social, emotional and intellectual bandwidth,” said Tino Dietrich, President and CEO of QUINT. “Facebook has used human collaboration and friendly communities to attract more than 1.2 billion active monthly users and become the largest tech offering of all time. Those who dismissed this first wave of social change will, I believe, be less likely to ignore the next wave of young, entrepreneurial technology companies like QUINT.”

The New Media Paradigm

Not so long ago, the online version of our favorite printed newspaper was considered an innovation in news delivery. Today, the industry is being revolutionized by more pioneering technologies and social networks. Sleek mobile applications with real-time updates and interactive editorial are competing for consumer attention each and every minute. QUINT has evolved its proprietary technology and media strategy in an effort to leverage this new business landscape.

QUINT aims to significantly advance the social crowd sharing movement by allowing millions of users to easily share everything they are passionate about and connect with those who have the same interests. Feature-rich mobile applications will support intensifying demand for access to content anytime, anywhere and on any device. With this foundation, QUINT plans to enable “citizen journalism” in many of its digital communities so that anyone, with a smartphone or tablet, can become an influential contributor to pop culture, education, fashion, political philosophy and more.

Each QUINT content community will remain distinct while the digital ecosystem will accumulate and organize information and user profiles from the entire media network in a single database. The company expects its data strategy to power a significantly enhanced user experience. QUINT’s innovative approach to content delivery coupled with data analytics insight presents advertisers with a powerful way to engage targeted communities of desirable consumers. QUINT expects that it will also break new ground by enabling crowd-influencing microbloggers to monetize their content.

“News editors no longer control the world’s information flow. The general public is today’s newest influencer and filter, and the ‘born social’ generation is especially active, affluent and persuasive. They decide what’s hip, add their unique voice to massive amounts of content being uploaded every day, then recommend it to their friends. This is spilling over into the ‘becoming social’ generations to create a massive crowd content sharing movement,” added QUINT’s Tino Dietrich. “The QUINT ecosystem will provide order for this movement so that everyone can easily access information about their passions and interests, and keep up with events as they unfold.”

About QUINT Media Inc.

QUINT Media Inc. (www.quintmediainc.com) is a digital media company founded to connect people with content relating to their passions, interests, and each other. Supported by proprietary technology and a team of international experts, QUINT is working to lead the digital content shift and monetize its traffic and user activity. QUINT is a publicly traded corporation quoted as QUNI.

Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, objectives, expectations or intentions regarding the future. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include those concerning QUINT’s expectation that QUINT’s dynamic content communities will transform the way the world discovers, creates, shares and consumes digital media; the belief that the next wave of young, entrepreneurial technology companies like QUINT will be less likely to be ignored; QUINT’s aim to significantly advance the social crowd sharing movement by allowing millions of users to easily share everything they are passionate about and connect with those who have the same interests; QUINT’s plan to enable “citizen journalism” in many of its digital communities; QUINT’s expectation for its data strategy to power a significantly enhanced user experience; QUINT’s expectation that it will break new ground by enabling crowd-influencing microbloggers to monetize their content; and the statement that the QUINT ecosystem will provide order so that everyone can easily access information about their passions and interests, and keep up with events as they unfold. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of the business operations of QUINT, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are predictions and involve known and unknown risks, uncertainties and other factors, including the risk that QUINT cannot execute its business plan for lack of capital or other resources, as well as the risks described in the periodic disclosure documents filed on EDGAR by QUINT. Any of these risks could cause QUINT or its industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements in this press release. Except as required by applicable law, including the securities laws of the United States, QUINT does not intend to update any of the forward-looking statements to conform these statements to actual results.

Further Information

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